EXHIBIT 99.1

Contacts:

Ron Farnsworth	Bradley Howes
EVP/Chief Financial Officer	SVP/Director of Investor Relations
Umpqua Holdings Corporation	Umpqua Holdings Corporation
503-727-4108	503-727-4226
ronfarnsworth@umpquabank.com	bradhowes@umpquabank.com

UMPQUA REPORTS QUARTERLY AND ANNUAL RESULTS

Fourth quarter 2018 net earnings of $80.3 million, or $0.36 per diluted common share
Full-year 2018 net earnings of $316.2 million, or $1.43 per diluted common share
30% increase in year-over-year earnings per share reflecting success of Umpqua Next Gen initiatives
Annual loan and lease growth of 7% and deposit growth of 6%

PORTLAND, Ore. – January 23, 2019 – Umpqua Holdings Corporation (NASDAQ: UMPQ) (the “Company”) reported net earnings available to common shareholders of $80.3 million for the fourth quarter of 2018, compared to $91.0 million for the third quarter of 2018 and $75.2 million for the fourth quarter of 2017. Earnings per diluted common share were $0.36 for the fourth quarter of 2018, compared to $0.41 for the third quarter of 2018 and $0.34 for the fourth quarter of 2017.

For the twelve months ended December 31, 2018, the Company reported net earnings available to common shareholders of $316.2 million, or $1.43 per diluted common share, up from $242.3 million, or $1.10 per diluted common share, for the twelve months ended December 31, 2017.

“We finished 2018 on a strong note, delivering another quarter of solid financial performance to cap a year in which we made terrific progress implementing the priorities laid out in our Next Gen strategy,” said Cort O'Haver, president and CEO of Umpqua Holdings Corporation. “The significant improvement in Umpqua’s 2018 financial performance reflects our success implementing key Next Gen initiatives, which included generating strong loan and deposit growth and higher fee income to offset the decrease in mortgage banking revenues while reducing expenses. Building on that momentum, we’re focused on achieving the remaining cost savings and continuing to advance our human digital strategy, which we’re confident will continue to drive sustained profitability and long-term shareholder value.”

Notable items that impacted the fourth quarter 2018 financial results included:

•	$5.8 million net gain related to the previously announced sale of substantially all of the assets of Pivotus, Inc.

•	$4.0 million in professional fees related to operational excellence initiatives, compared to $3.5 million in the prior quarter.

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

•
$13.1 million loss on the fair value of the MSR asset attributable to the decrease in long-term interest rates during the quarter. This compares to $0.2 million gain in the prior quarter and $2.0 million gain in the same period of the prior year.

•
$3.0 million loss on the fair value of the debt capital market swap derivatives attributable to the decrease in long-term interest rates during the quarter. This compares to gains of $0.2 million in both the prior quarter and in the same period of the prior year.

•	$0.8 million of exit or disposal costs, related primarily to planned store consolidations, compared to $1.0 million in the prior quarter and $3.1 million in the same period of the prior year.

•	$0.4 million unrealized holding gain on equity securities, compared to a loss of $0.5 million in the prior quarter and no gain or loss recorded in the same period of the prior year.

Full-Year 2018 Highlights (compared to prior year):

•	Gross loan and lease growth of $1.4 billion, or 7%;

•	Deposit growth of $1.2 billion, or 6%;

•	Net interest income increased by $73.0 million, driven primarily by higher average balances of loans and leases, along with a 10 basis point increase in net interest margin;

•	Provision for loan and lease losses increased by $8.7 million primarily due to loan and lease growth and higher net charge-offs;

•
Non-interest income increased by $0.9 million, reflecting higher levels of other fee income, the gain related to Pivotus, Inc. (see notable items above) and the net loss on junior subordinated debentures carried at fair value no longer being recognized in earnings, partially offset by lower net mortgage banking revenue and lower portfolio loan sale gains;

•	Non-interest expense decreased by $8.4 million, driven primarily by lower salaries and benefits expense and lower merger-related expense, partially offset by higher services expense;

•	Paid dividends of $0.82 per common share (versus $0.68 per share in the prior year) and repurchased 327,000 shares of stock; and

•	Book value increased by 2%, or $0.39 per common share, and tangible book value[1] increased by 4%, or $0.42 per common share.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Fourth Quarter 2018 Highlights (compared to prior quarter):

•	Gross loan and lease growth of $568.6 million, or 11% annualized;

•	Deposit growth of $244.7 million, or 5% annualized;

•
Net interest income increased by $6.0 million, attributable to higher average balances of loans and leases, along with an increase in average yields on loans and leases and a lower level of premium amortization on the investment securities portfolio, partially offset by higher funding costs;

•
Provision for loan and lease losses increased by $5.5 million, driven primarily by the strong loan and lease growth during the quarter and a seven basis point increase in net charge-offs to 0.32% of average loans and leases (annualized);

•
Non-interest income decreased by $15.6 million, reflecting the linked quarter declines in the fair value of the MSR asset and debt capital market swap derivatives (see notable items above), partially offset by the gain related to Pivotus, Inc. (see notable items above);

•	Non-interest expense decreased by $0.8 million, driven primarily by lower salaries and benefits and FDIC assessments, partially offset by higher other expense and loss on other real estate owned;

•	Non-performing assets to total assets decreased by one basis point to 0.36%;

•	Estimated total risk-based capital ratio of 13.4% and estimated Tier 1 common to risk weighted assets ratio of 10.7%; and

•	Declared quarterly cash dividend of $0.21 per common share;

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Balance Sheet
Total consolidated assets were $26.9 billion as of December 31, 2018, compared to $26.6 billion as of September 30, 2018 and $25.7 billion as of December 31, 2017. Including secured off-balance sheet lines of credit, total available liquidity was $10.4 billion as of December 31, 2018, representing 39% of total assets and 49% of total deposits.

Gross loans and leases were $20.4 billion as of December 31, 2018, an increase of $568.6 million from $19.9 billion as of September 30, 2018. This increase reflects balanced growth across the Company's commercial, commercial real estate and residential real estate portfolios.

Total deposits were $21.1 billion as of December 31, 2018, an increase of $244.7 million from $20.9 billion as of September 30, 2018. This increase was primarily attributable to growth in money market and time accounts, partially offset by a decline in non-interest demand deposits due to the timing of year-end deposit inflows.

Net Interest Income
Net interest income was $247.4 million for the fourth quarter of 2018, up $6.0 million from the prior quarter. This increase was driven primarily by higher average loans and leases, resulting from the strong growth during the quarter, and a lower level of premium amortization on the investment securities portfolio. These were partially offset by lower accretion related to acquired loans, which decreased to $4.2 million for the fourth quarter of 2018, compared to
$4.9 million in the prior quarter.

The Company’s net interest margin was 4.15% for the fourth quarter of 2018, up 6 basis points from 4.09% for the third quarter of 2018. This increase was driven primarily by the lower level of premium amortization on the investment securities portfolio and an increase in average yields on loans and leases, partially offset by higher funding costs.

Credit Quality
The allowance for loan and lease losses was $144.9 million, or 0.71% of loans and leases, as of December 31, 2018. The provision for loan and lease losses was $17.2 million for the fourth quarter of 2018, an increase of $5.5 million from the prior quarter level driven primarily by the growth in the loan and lease portfolio and higher net charge-offs.
Net charge-offs increased by 7 basis points from the prior quarter to 0.32% of average loans and leases for the fourth quarter of 2018 (annualized). As of December 31, 2018, non-performing assets decreased to 0.36% of total assets, from 0.37% as of September 30, 2018 and December 31, 2017.

Non-interest Income
Non-interest income was $56.8 million for the fourth quarter of 2018, down $15.6 million from the prior quarter. This decrease reflects the decline in fair value for both the MSR asset and the debt capital market swap derivatives (see notable items above), partially offset by the gain related to Pivotus, Inc. (see notable items above).

Net revenue from the origination and sale of residential mortgages was $16.7 million for the fourth quarter of 2018, down $4.3 million from the prior quarter. For-sale mortgage origination volume decreased by 22% from the prior quarter, while the home lending gain on sale margin increased by 6 basis points to 2.83% for the fourth quarter of 2018. Of the current quarter’s mortgage production, 80% related to purchase activity, compared to 82% for the prior quarter and 67% for the same period in the prior year.

Non-interest Expense
Non-interest expense was $178.5 million for the fourth quarter of 2018, down $0.8 million from the prior quarter level. This decrease was attributable to lower mortgage banking-related expense, consistent with the decrease in mortgage originations, additional savings associated with the operational excellence initiatives and lower FDIC assessments. These were partially offset by higher group insurance, annual incentive compensation expenses and loss on other real estate owned.

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Capital
As of December 31, 2018, the Company’s book value per common share increased to $18.42 from $18.18 in the prior quarter, and its tangible book value per common share1 increased to $10.19 from $9.95 in the prior quarter. During the fourth quarter of 2018, the Company declared a dividend of $0.21 per share.

The Company’s estimated total risk-based capital ratio was 13.4% and its estimated Tier 1 common equity to risk weighted assets ratio was 10.7% as of December 31, 2018. The Company remains above current “well-capitalized” regulatory minimums. The regulatory capital ratios as of December 31, 2018 are estimates, pending completion and filing of the Company’s regulatory reports.

1 "Non-GAAP" financial measure. More information regarding this measurement and a reconciliation to the comparable GAAP measurement is provided under the heading Non-GAAP Financial Measures below.

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Non-GAAP Financial Measures
In addition to results presented in accordance with generally accepted accounting principles in the United States of America (GAAP), this press release contains certain non-GAAP financial measures. The Company believes that these non-GAAP financial measures provide investors with information useful in understanding the Company’s financial performance; however, readers of this document are urged to review these non-GAAP financial measures in conjunction with the GAAP results as reported.

Management believes tangible common equity and the tangible common equity ratio are useful measures of capital adequacy because they provide a meaningful base for period-to-period and company-to-company comparisons, which management believes will assist investors in assessing the capital of the Company and the ability to absorb potential losses. Tangible common equity is calculated as total shareholders' equity less goodwill and other intangible assets, net (excluding MSRs). Tangible assets are total assets less goodwill and other intangible assets, net (excluding MSRs).  The tangible common equity ratio is calculated as tangible common shareholders’ equity divided by tangible assets.

The following table provides reconciliations of ending shareholders’ equity (GAAP) to ending tangible common equity (non-GAAP), and ending assets (GAAP) to ending tangible assets (non-GAAP).

(Dollars in thousands, except per share data)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017
Total shareholders' equity	$4,056,442	$4,003,893	$3,981,087	$3,969,766	$3,969,367
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	23,964	25,506	27,047	28,589	30,130
Tangible common shareholders' equity	$2,244,827	$2,190,736	$2,166,389	$2,153,526	$2,151,586
Total assets	$26,939,781	$26,615,067	$26,480,601	$25,816,401	$25,680,447
Subtract:
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651
Other intangible assets, net	23,964	25,506	27,047	28,589	30,130
Tangible assets	$25,128,166	$24,801,910	$24,665,903	$24,000,161	$23,862,666
Common shares outstanding at period end	220,255	220,238	220,205	220,461	220,149

Total shareholders' equity to total assets ratio	15.06%	15.04%	15.03%	15.38%	15.46%
Tangible common equity ratio	8.93%	8.83%	8.78%	8.97%	9.02%
Book value per common share	$18.42	$18.18	$18.08	$18.01	$18.03
Tangible book value per common share	$10.19	$9.95	$9.84	$9.77	$9.77

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

About Umpqua Holdings Corporation
Umpqua Holdings Corporation (NASDAQ: UMPQ) is the parent company of Umpqua Bank, an Oregon-based community bank recognized for its entrepreneurial approach, innovative customer experience, and distinctive banking solutions. Umpqua Bank has locations across Oregon, Washington, California, Idaho and Nevada. Umpqua Holdings also owns a retail brokerage subsidiary, Umpqua Investments, Inc., which has locations in Umpqua Bank stores and in dedicated offices in Oregon. Umpqua Holdings Corporation is headquartered in Portland, Oregon. For more information, visit umpquabank.com.

Earnings Conference Call Information
The Company will host its fourth quarter 2018 earnings conference call on Thursday, January 24, 2019, at 10:00 a.m. PT (1:00 p.m. ET). During the call, the Company will provide an update on recent activities and discuss its fourth quarter and full-year 2018 financial results. There will be a live question-and-answer session following the presentation. To join the call, please dial (800) 458-4148 ten minutes prior to the start time and enter conference ID: 2359675. A re-broadcast will be available approximately two hours after the call by dialing (888) 203-1112 and entering conference ID 2359675. The earnings conference call will also be available as an audiocast, which can be accessed on the Company’s investor relations page at umpquabank.com.

Forward-Looking Statements
This press release includes forward-looking statements within the meaning of the “Safe-Harbor” provisions of the Private Securities Litigation Reform Act of 1995, which management believes are a benefit to shareholders. These statements are necessarily subject to risk and uncertainty and actual results could differ materially due to various risk factors, including those set forth from time to time in our filings with the SEC. You should not place undue reliance on forward-looking statements and we undertake no obligation to update any such statements. In this press release we make forward-looking statements about the timing and impact of digital and technology initiatives. Risks that could cause results to differ from forward-looking statements we make are set forth in our filings with the SEC and include, without limitation, prolonged low interest rate environment; the effect of interest rate increases on the cost of deposits; unanticipated weakness in loan demand or loan pricing; deterioration in the economy; lack of strategic growth opportunities or our failure to execute on those opportunities; our ability to effectively manage problem credits; our ability to successfully implement efficiency and operational excellence initiatives on time and in amounts projected; our ability to successfully develop and market new products and technology; and changes in laws or regulations.

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Quarter Ended					% Change
(In thousands, except per share data)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Seq. Quarter	Year over Year
Interest income:
Loans and leases	$254,093	$246,410	$242,123	$229,488	$225,538	3%	13%
Interest and dividends on investments:
Taxable	27,381	24,435	8,499	15,699	14,857	12%	84%
Exempt from federal income tax	2,135	2,048	2,057	2,128	2,121	4%	1%
Dividends	538	549	433	468	386	(2)%	39%
Temporary investments and interest bearing deposits	2,621	2,800	2,080	1,164	1,565	(6)%	67%
Total interest income	286,768	276,242	255,192	248,947	244,467	4%	17%
Interest expense:
Deposits	30,124	25,692	21,259	15,610	13,241	17%	128%
Securities sold under agreement to repurchase and federal funds purchased	185	103	155	63	43	80%	330%
Term debt	3,326	3,439	3,478	3,361	3,496	(3)%	(5)%
Junior subordinated debentures	5,743	5,640	5,400	4,932	4,734	2%	21%
Total interest expense	39,378	34,874	30,292	23,966	21,514	13%	83%
Net interest income	247,390	241,368	224,900	224,981	222,953	2%	11%
Provision for loan and lease losses	17,219	11,711	13,319	13,656	12,928	47%	33%
Non-interest income:
Service charges on deposits	16,035	15,574	15,520	14,995	15,413	3%	4%
Brokerage revenue	4,178	3,947	4,161	4,194	4,226	6%	(1)%
Residential mortgage banking revenue, net	15,150	31,484	33,163	38,438	42,118	(52)%	(64)%
Gain on sale of investment securities, net	—	—	14	—	—	0%	0%
Unrealized holding gains (losses) on equity securities	410	(462)	(1,432)	—	—	(189)%	nm
Gain on loan sales, net	2,484	2,772	1,348	1,230	3,688	(10)%	(33)%
Loss on junior subordinated debentures carried at fair value	—	—	—	—	(10,010)	0%	(100)%
BOLI income	2,116	2,051	2,060	2,070	2,015	3%	5%
Other income	16,438	17,022	16,817	17,640	13,000	(3)%	26%
Total non-interest income	56,811	72,388	71,651	78,567	70,450	(22)%	(19)%
Non-interest expense:
Salaries and employee benefits	102,109	103,575	113,340	106,551	114,414	(1)%	(11)%
Occupancy and equipment, net	35,949	36,530	37,584	38,661	37,269	(2)%	(4)%
Intangible amortization	1,542	1,541	1,542	1,541	1,689	0%	(9)%
FDIC assessments	2,619	4,303	4,692	4,480	2,075	(39)%	26%
Loss (gain) on other real estate owned, net	1,125	(128)	(92)	(38)	(83)	(979)%	(1,455)%
Other expenses	35,144	33,471	38,506	34,918	37,422	5%	(6)%
Total non-interest expense	178,488	179,292	195,572	186,113	192,786	0%	(7)%
Income before provision for income taxes	108,494	122,753	87,660	103,779	87,689	(12)%	24%
Provision for income taxes	28,183	31,772	21,661	24,807	12,438	(11)%	127%
Net income	80,311	90,981	65,999	78,972	75,251	(12)%	7%
Dividends and undistributed earnings allocated to participating securities	1	5	4	6	15	(80)%	(93)%
Net earnings available to common shareholders	$80,310	$90,976	$65,995	$78,966	$75,236	(12)%	7%

Weighted average basic shares outstanding	220,247	220,224	220,283	220,370	220,194	0%	0%
Weighted average diluted shares outstanding	220,668	220,620	220,647	220,825	220,873	0%	0%
Earnings per common share – basic	$0.36	$0.41	$0.30	$0.36	$0.34	(12)%	6%
Earnings per common share – diluted	$0.36	$0.41	$0.30	$0.36	$0.34	(12)%	6%

nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Umpqua Holdings Corporation
Consolidated Statements of Income
(Unaudited)

	Year Ended		% Change
(In thousands, except per share data)	Dec 31, 2018	Dec 31, 2017	Year over Year
Interest income:
Loans and leases	$972,114	$871,318	12%
Interest and dividends on investments:
Taxable	76,014	57,987	31%
Exempt from federal income tax	8,368	8,725	(4)%
Dividends	1,988	1,491	33%
Temporary investments and interest bearing deposits	8,665	4,380	98%
Total interest income	1,067,149	943,901	13%
Interest expense:
Deposits	92,685	45,582	103%
Securities sold under agreement to repurchase and federal funds purchased	506	475	7%
Term debt	13,604	14,159	(4)%
Junior subordinated debentures	21,715	18,000	21%
Total interest expense	128,510	78,216	64%
Net interest income	938,639	865,685	8%
Provision for loan and lease losses	55,905	47,254	18%
Non-interest income:
Service charges on deposits	62,124	61,469	1%
Brokerage revenue	16,480	16,083	2%
Residential mortgage banking revenue, net	118,235	136,276	(13)%
Gain on sale of investment securities, net	14	27	(48)%
Unrealized holding losses on equity securities	(1,484)	—	nm
Gain on loan sales, net	7,834	18,012	(57)%
Loss on junior subordinated debentures carried at fair value	—	(14,727)	(100)%
BOLI income	8,297	8,214	1%
Other income	67,917	53,133	28%
Total non-interest income	279,417	278,487	0%
Non-interest expense:
Salaries and employee benefits	425,575	438,180	(3)%
Occupancy and equipment, net	148,724	150,545	(1)%
Intangible amortization	6,166	6,756	(9)%
FDIC assessments	16,094	15,014	7%
Loss (gain) on other real estate owned, net	867	(557)	(256)%
Merger related expenses	—	9,324	(100)%
Other expenses	142,039	128,613	10%
Total non-interest expense	739,465	747,875	(1)%
Income before provision for income taxes	422,686	349,043	21%
Provision for income taxes	106,423	106,730	0%
Net income	316,263	242,313	31%
Dividends and undistributed earnings allocated to participating securities	16	55	(71)%
Net earnings available to common shareholders	$316,247	$242,258	31%

Weighted average basic shares outstanding	220,280	220,251	0%
Weighted average diluted shares outstanding	220,737	220,836	0%
Earnings per common share – basic	$1.44	$1.10	31%
Earnings per common share – diluted	$1.43	$1.10	30%

nm = not meaningful

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Umpqua Holdings Corporation Consolidated Balance Sheets
(Unaudited)

						% Change
(In thousands, except per share data)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Seq. Quarter	Year over Year
Assets:
Cash and due from banks	$335,419	$308,938	$314,513	$304,681	$330,856	9%	1%
Interest bearing cash and temporary investments	287,218	570,321	488,499	264,508	303,424	(50)%	(5)%
Investment securities:
Equity and other, at fair value	61,841	62,454	64,297	63,295	12,255	(1)%	405%
Available for sale, at fair value	2,977,108	2,864,394	2,854,398	2,947,414	3,065,769	4%	(3)%
Held to maturity, at amortized cost	3,606	3,672	3,586	3,667	3,803	(2)%	(5)%
Loans held for sale, at fair value	166,461	289,537	432,642	299,739	259,518	(43)%	(36)%
Loans and leases	20,422,666	19,854,033	19,639,494	19,255,347	19,019,192	3%	7%
Allowance for loan and lease losses	(144,871)	(144,026)	(144,556)	(141,933)	(140,608)	1%	3%
Net loans and leases	20,277,795	19,710,007	19,494,938	19,113,414	18,878,584	3%	7%
Restricted equity securities	40,268	40,269	42,320	43,501	43,508	0%	(7)%
Premises and equipment, net	227,423	237,456	245,954	259,354	269,182	(4)%	(16)%
Goodwill	1,787,651	1,787,651	1,787,651	1,787,651	1,787,651	0%	0%
Other intangible assets, net	23,964	25,506	27,047	28,589	30,130	(6)%	(20)%
Residential mortgage servicing rights, at fair value	169,025	175,038	166,217	164,760	153,151	(3)%	10%
Other real estate owned	10,958	11,774	12,101	13,055	11,734	(7)%	(7)%
Bank owned life insurance	313,626	311,922	309,844	307,745	306,864	1%	2%
Other assets	257,418	216,128	236,594	215,028	224,018	19%	15%
Total assets	$26,939,781	$26,615,067	$26,480,601	$25,816,401	$25,680,447	1%	5%
Liabilities:
Deposits	$21,137,486	$20,892,774	$20,744,526	$20,106,856	$19,948,300	1%	6%
Securities sold under agreements to repurchase	297,151	286,975	273,666	291,984	294,299	4%	1%
Term debt	751,788	751,764	801,739	801,868	802,357	0%	(6)%
Junior subordinated debentures, at fair value	300,870	282,846	280,669	278,410	277,155	6%	9%
Junior subordinated debentures, at amortized cost	88,724	88,781	88,838	88,895	100,609	0%	(12)%
Deferred tax liability, net	25,846	22,413	27,255	24,151	21,930	15%	18%
Other liabilities	281,474	285,621	282,821	254,471	266,430	(1)%	6%
Total liabilities	22,883,339	22,611,174	22,499,514	21,846,635	21,711,080	1%	5%
Shareholders' equity:
Common stock	3,512,874	3,510,949	3,509,146	3,515,506	3,517,258	0%	0%
Retained earnings	602,482	568,619	524,031	502,214	477,101	6%	26%
Accumulated other comprehensive loss	(58,914)	(75,675)	(52,090)	(47,954)	(24,992)	(22)%	136%
Total shareholders' equity	4,056,442	4,003,893	3,981,087	3,969,766	3,969,367	1%	2%
Total liabilities and shareholders' equity	$26,939,781	$26,615,067	$26,480,601	$25,816,401	$25,680,447	1%	5%

Common shares outstanding at period end	220,255	220,238	220,205	220,461	220,149	0%	0%
Book value per common share	$18.42	$18.18	$18.08	$18.01	$18.03	1%	2%
Tangible book value per common share	$10.19	$9.95	$9.84	$9.77	$9.77	2%	4%
Tangible equity - common	$2,244,827	$2,190,736	$2,166,389	$2,153,526	$2,151,586	2%	4%
Tangible common equity to tangible assets	8.93%	8.83%	8.78%	8.97%	9.02%	0.10	(0.09)

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Umpqua Holdings Corporation
Loan & Lease Portfolio
(Unaudited)

(Dollars in thousands)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Loans and leases:
Commercial real estate:
Non-owner occupied term, net	$3,573,065	$3,527,357	$3,518,982	$3,519,366	$3,483,197	1%	3%
Owner occupied term, net	2,480,371	2,474,845	2,473,734	2,464,705	2,476,654	0%	0%
Multifamily, net	3,304,763	3,225,538	3,185,923	3,103,794	3,060,616	2%	8%
Construction & development, net	736,254	646,684	568,562	522,670	540,696	14%	36%
Residential development, net	196,890	198,518	183,114	179,954	165,941	(1)%	19%
Commercial:
Term, net	2,232,923	2,149,376	2,106,658	2,025,052	1,944,925	4%	15%
Lines of credit & other, net	1,169,525	1,133,508	1,152,853	1,147,123	1,166,275	3%	0%
Leases & equipment finance, net	1,330,155	1,282,128	1,265,843	1,228,709	1,167,503	4%	14%
Residential real estate:
Mortgage, net	3,635,073	3,468,569	3,405,775	3,275,088	3,182,888	5%	14%
Home equity loans & lines, net	1,176,477	1,143,351	1,132,329	1,103,048	1,097,877	3%	7%
Consumer & other, net	587,170	604,159	645,721	685,838	732,620	(3)%	(20)%
Total, net of deferred fees and costs	$20,422,666	$19,854,033	$19,639,494	$19,255,347	$19,019,192	3%	7%

Loan and leases mix:
Commercial real estate:
Non-owner occupied term, net	17%	18%	18%	18%	18%
Owner occupied term, net	12%	13%	13%	13%	13%
Multifamily, net	16%	16%	16%	16%	16%
Construction & development, net	4%	3%	3%	3%	3%
Residential development, net	1%	1%	1%	1%	1%
Commercial:
Term, net	11%	11%	11%	11%	10%
Lines of credit & other, net	6%	6%	6%	6%	6%
Leases & equipment finance, net	6%	6%	6%	6%	6%
Residential real estate:
Mortgage, net	18%	17%	17%	17%	17%
Home equity loans & lines, net	6%	6%	6%	6%	6%
Consumer & other, net	3%	3%	3%	3%	4%
Total	100%	100%	100%	100%	100%

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Umpqua Holdings Corporation
Deposits by Type/Core Deposits
(Unaudited)

(Dollars in thousands)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	% Change
	Amount	Amount	Amount	Amount	Amount	Seq. Quarter	Year over Year
Deposits:
Demand, non-interest bearing	$6,667,467	$6,859,411	$6,819,325	$6,699,399	$6,505,628	(3)%	2%
Demand, interest bearing	2,340,471	2,320,560	2,321,691	2,354,873	2,384,133	1%	(2)%
Money market	6,645,390	6,325,808	6,161,907	6,546,704	7,037,891	5%	(6)%
Savings	1,492,685	1,499,872	1,465,154	1,482,560	1,446,860	0%	3%
Time	3,991,473	3,887,123	3,976,449	3,023,320	2,573,788	3%	55%
Total	$21,137,486	$20,892,774	$20,744,526	$20,106,856	$19,948,300	1%	6%

Total core deposits (1)	$18,190,402	$18,012,992	$17,743,888	$18,007,169	$18,263,802	1%	0%

Deposit mix:
Demand, non-interest bearing	32%	33%	33%	33%	33%
Demand, interest bearing	11%	11%	11%	12%	12%
Money market	31%	30%	30%	33%	35%
Savings	7%	7%	7%	7%	7%
Time	19%	19%	19%	15%	13%
Total	100%	100%	100%	100%	100%

Number of open accounts:
Demand, non-interest bearing	406,240	404,913	402,771	399,721	397,427
Demand, interest bearing	77,099	77,546	77,918	78,181	78,853
Money market	56,196	55,895	55,393	54,752	55,175
Savings	161,656	162,387	162,414	162,841	162,453
Time	54,388	52,482	51,073	48,529	46,861
Total	755,579	753,223	749,569	744,024	740,769

Average balance per account:
Demand, non-interest bearing	$16.4	$16.9	$16.9	$16.8	$16.4
Demand, interest bearing	30.4	29.9	29.8	30.1	30.2
Money market	118.3	113.2	111.2	119.6	127.6
Savings	9.2	9.2	9.0	9.1	8.9
Time	73.4	74.1	77.9	62.3	54.9
Total	$28.0	$27.7	$27.7	$27.0	$26.9

(1) Core deposits are defined as total deposits less time deposits greater than $100,000.

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Umpqua Holdings Corporation
Credit Quality – Non-performing Assets
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Seq. Quarter	Year over Year
Non-performing assets:
Loans and leases on non-accrual status	$50,823	$54,059	$43,392	$45,702	$51,355	(6)%	(1)%
Loans and leases past due 90+ days and accruing (1)	36,444	33,812	34,535	25,456	30,963	8%	18%
Total non-performing loans and leases	87,267	87,871	77,927	71,158	82,318	(1)%	6%
Other real estate owned	10,958	11,774	12,101	13,055	11,734	(7)%	(7)%
Total non-preforming assets	$98,225	$99,645	$90,028	$84,213	$94,052	(1)%	4%

Performing restructured loans and leases	$13,924	$14,531	$27,167	$31,677	$32,168	(4)%	(57)%
Loans and leases past due 31-89 days	$37,373	$33,825	$44,734	$38,569	$43,853	10%	(15)%
Loans and leases past due 31-89 days to total loans and leases	0.18%	0.17%	0.23%	0.20%	0.23%
Non-performing loans and leases to total loans and leases (1)	0.43%	0.44%	0.40%	0.37%	0.43%
Non-performing assets to total assets (1)	0.36%	0.37%	0.34%	0.33%	0.37%

(1)
Excludes non-performing mortgage loans guaranteed by Ginnie Mae, which Umpqua has the unilateral right to repurchase but has not done so, totaling $8.9 million, $8.0 million, $9.2 million, $6.3 million, and $12.4 million at December 31, 2018, September 30, 2018, June 30, 2018, March 31, 2018, and December 31, 2017, respectively.

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Seq. Quarter	Year over Year
Allowance for loan and lease losses:
Balance beginning of period	$144,026	$144,556	$141,933	$140,608	$139,503
Provision for loan and lease losses	17,219	11,711	13,319	13,656	12,928	47%	33%
Charge-offs	(19,527)	(15,896)	(14,815)	(15,812)	(15,751)	23%	24%
Recoveries	3,153	3,655	4,119	3,481	3,928	(14)%	(20)%
Net charge-offs	(16,374)	(12,241)	(10,696)	(12,331)	(11,823)	34%	38%
Total allowance for loan and lease losses	144,871	144,026	144,556	141,933	140,608	1%	3%
Reserve for unfunded commitments	4,523	4,294	4,130	4,129	3,963	5%	14%
Total allowance for credit losses	$149,394	$148,320	$148,686	$146,062	$144,571	1%	3%

Net charge-offs to average loans and leases (annualized)	0.32%	0.25%	0.22%	0.26%	0.25%
Recoveries to gross charge-offs	16.15%	22.99%	27.80%	22.01%	24.94%
Allowance for loan and lease losses to loans and leases	0.71%	0.73%	0.74%	0.74%	0.74%
Allowance for credit losses to loans and leases	0.73%	0.75%	0.76%	0.76%	0.76%

Umpqua Holdings Corporation
Credit Quality – Allowance for Loan and Lease Losses
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2018	Dec 31, 2017	Year over Year
Allowance for credit losses:
Balance beginning of period	$140,608	$133,984
Provision for loan and lease losses	55,905	47,254	18%
Charge-offs	(66,050)	(55,919)	18%
Recoveries	14,408	15,289	(6)%
Net charge-offs	(51,642)	(40,630)	27%
Total allowance for loan and lease losses	144,871	140,608	3%
Reserve for unfunded commitments	4,523	3,963	14%
Total allowance for credit losses	$149,394	$144,571	3%

Net charge-offs to average loans and leases	0.26%	0.22%
Recoveries to gross charge-offs	21.81%	27.34%

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Quarter Ended					% Change
	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Seq. Quarter	Year over Year
Average Rates:
Yield on loans held for sale	5.81%	5.27%	4.86%	4.21%	3.99%	0.54	1.82
Yield on loans and leases	4.97%	4.89%	4.91%	4.80%	4.72%	0.08	0.25
Yield on taxable investments	4.11%	3.72%	1.31%	2.31%	2.17%	0.39	1.94
Yield on tax-exempt investments (1)	3.70%	3.61%	3.64%	3.68%	4.49%	0.09	(0.79)
Yield on interest bearing cash and temporary investments	2.25%	1.99%	1.82%	1.55%	1.22%	0.26	1.03
Total yield on earning assets (1)	4.81%	4.67%	4.41%	4.43%	4.31%	0.14	0.50

Cost of interest bearing deposits	0.85%	0.73%	0.62%	0.47%	0.40%	0.12	0.45
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.26%	0.15%	0.22%	0.08%	0.06%	0.11	0.20
Cost of term debt	1.75%	1.73%	1.74%	1.70%	1.67%	0.02	0.08
Cost of junior subordinated debentures	6.13%	6.06%	5.89%	5.36%	5.11%	0.07	1.02
Total cost of interest bearing liabilities	1.00%	0.90%	0.80%	0.65%	0.58%	0.10	0.42

Net interest spread (1)	3.81%	3.77%	3.61%	3.78%	3.73%	0.04	0.08
Net interest margin (1)	4.15%	4.09%	3.89%	4.00%	3.93%	0.06	0.22

Performance Ratios:
Return on average assets	1.19%	1.36%	1.02%	1.25%	1.17%	(0.17)	0.02
Return on average tangible assets	1.28%	1.46%	1.09%	1.35%	1.26%	(0.18)	0.02
Return on average common equity	7.90%	9.00%	6.64%	8.06%	7.54%	(1.10)	0.36
Return on average tangible common equity	14.34%	16.42%	12.18%	14.84%	13.93%	(2.08)	0.41
Efficiency ratio – Consolidated	58.58%	57.06%	65.84%	61.21%	65.46%	1.52	(6.88)
Efficiency ratio – Bank	57.67%	54.70%	63.04%	59.24%	61.61%	2.97	(3.94)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate for 2018 and a 35% tax rate for 2017.

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Umpqua Holdings Corporation
Selected Ratios
(Unaudited)

	Year Ended		% Change
	Dec 31, 2018	Dec 31, 2017	Year over Year
Average Rates:
Yield on loans held for sale	5.02%	3.75%	1.27
Yield on loans and leases	4.90%	4.72%	0.18
Yield on taxable investments	2.86%	2.09%	0.77
Yield on tax-exempt investments (1)	3.66%	4.62%	(0.96)
Yield on temporary investments and interest bearing cash	1.94%	1.04%	0.90
Total yield on earning assets (1)	4.59%	4.29%	0.30

Cost of interest bearing deposits	0.67%	0.35%	0.32
Cost of securities sold under agreements
to repurchase and fed funds purchased	0.18%	0.14%	0.04
Cost of term debt	1.73%	1.67%	0.06
Cost of junior subordinated debentures	5.86%	4.93%	0.93
Total cost of interest bearing liabilities	0.84%	0.53%	0.31

Net interest spread (1)	3.75%	3.76%	(0.01)
Net interest margin (1)	4.04%	3.94%	0.10

Performance Ratios:
Return on average assets	1.21%	0.97%	0.24
Return on average tangible assets	1.30%	1.04%	0.26
Return on average common equity	7.90%	6.17%	1.73
Return on average tangible common equity	14.45%	11.49%	2.96
Efficiency ratio – Consolidated	60.61%	65.11%	(4.50)
Efficiency ratio – Bank	58.60%	62.48%	(3.88)

(1) Tax exempt interest has been adjusted to a taxable equivalent basis using a 21% tax rate for 2018 and a 35% tax rate for 2017.

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Umpqua Holdings Corporation Average Balances
(Unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Seq. Quarter	Year over Year
Temporary investments and interest bearing cash	462,621	558,597	$458,133	$303,670	$509,187	(17)%	(9)%
Investment securities, taxable	2,716,616	2,687,635	2,723,406	2,793,449	2,804,530	1%	(3)%
Investment securities, tax-exempt	282,998	278,937	279,158	286,603	286,345	1%	(1)%
Loans held for sale	238,958	320,494	326,427	267,231	370,564	(25)%	(36)%
Loans and leases	20,051,674	19,709,113	19,387,537	19,089,713	18,703,202	2%	7%
Total interest earning assets	23,752,867	23,554,776	23,174,661	22,740,666	22,673,828	1%	5%
Goodwill and other intangible assets, net	1,812,487	1,814,000	1,815,529	1,817,068	1,818,730	0%	0%
Total assets	26,672,224	26,461,526	26,076,142	25,625,869	25,599,516	1%	4%

Non-interest bearing demand deposits	6,828,730	6,865,676	6,645,689	6,450,364	6,611,493	(1)%	3%
Interest bearing deposits	14,138,852	13,897,141	13,745,089	13,492,965	13,281,502	2%	6%
Total deposits	20,967,582	20,762,817	20,390,778	19,943,329	19,892,995	1%	5%
Interest bearing liabilities	15,547,250	15,331,529	15,199,900	14,971,759	14,790,883	1%	5%

Shareholders’ equity - common	4,035,125	4,011,856	3,988,825	3,974,788	3,960,987	1%	2%
Tangible common equity (1)	2,222,638	2,197,856	2,173,296	2,157,720	2,142,257	1%	4%

Umpqua Holdings Corporation Average Balances
(Unaudited)
	Year Ended		% Change
(Dollars in thousands)	Dec 31, 2018	Dec 31, 2017	Year over Year
Temporary investments and interest bearing cash	$446,500	$421,836	6%
Investment securities, taxable	2,729,950	2,851,136	(4)%
Investment securities, tax-exempt	281,906	286,605	(2)%
Loans held for sale	288,288	383,802	(25)%
Loans and leases	19,562,369	18,169,449	8%
Total interest earning assets	23,309,013	22,112,828	5%
Goodwill and other intangible assets, net	1,814,756	1,821,223	0%
Total assets	26,210,933	25,074,144	5%

Non-interest bearing demand deposits	6,699,112	6,202,835	8%
Interest bearing deposits	13,820,497	13,148,903	5%
Total deposits	20,519,609	19,351,738	6%
Interest bearing liabilities	15,264,375	14,704,841	4%

Shareholders’ equity - common	4,002,700	3,929,566	2%
Tangible common equity (1)	2,187,944	2,108,343	4%

(1) Average tangible common equity is a non-GAAP financial measure. Average tangible common equity is calculated as average common shareholders’ equity less average goodwill and other intangible assets, net (excluding MSRs).

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Umpqua Holdings Corporation Average Rates and Balances
(unaudited)
(dollars in thousands)	Quarter Ended
	December 31, 2018			September 30, 2018			December 31, 2017
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$238,958	$3,473	5.81%	$320,494	$4,220	5.27%	$370,564	$3,696	3.99%
Loans and leases (1)	20,051,674	250,620	4.97%	19,709,113	242,190	4.89%	18,703,202	221,842	4.72%
Taxable securities	2,716,616	27,919	4.11%	2,687,635	24,984	3.72%	2,804,530	15,243	2.17%
Non-taxable securities (2)	282,998	2,619	3.70%	278,937	2,519	3.61%	286,345	3,216	4.49%
Temporary investments and interest-bearing cash	462,621	2,621	2.25%	558,597	2,800	1.99%	509,187	1,565	1.22%
Total interest-earning assets	23,752,867	$287,252	4.81%	23,554,776	$276,713	4.67%	22,673,828	$245,562	4.31%
Allowance for loan and lease losses	(144,057)			(145,873)			(141,701)
Other assets	3,063,414			3,052,623			3,067,389
Total assets	$26,672,224			$26,461,526			$25,599,516
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,319,613	$2,659	0.45%	$2,369,092	$2,241	0.38%	$2,351,848	$1,215	0.21%
Money market deposits	6,371,127	9,170	0.57%	6,150,199	6,820	0.44%	6,790,140	4,102	0.24%
Savings deposits	1,488,768	490	0.13%	1,483,687	452	0.12%	1,439,036	253	0.07%
Time deposits	3,959,344	17,805	1.78%	3,894,163	16,179	1.65%	2,700,478	7,671	1.13%
Total interest-bearing deposits	14,138,852	30,124	0.85%	13,897,141	25,692	0.73%	13,281,502	13,241	0.40%
Repurchase agreements and federal funds purchased	284,847	185	0.26%	278,131	103	0.15%	312,285	43	0.06%
Term debt	751,773	3,326	1.75%	787,074	3,439	1.73%	829,502	3,496	1.67%
Junior subordinated debentures	371,778	5,743	6.13%	369,183	5,640	6.06%	367,594	4,734	5.11%
Total interest-bearing liabilities	15,547,250	$39,378	1.00%	15,331,529	$34,874	0.90%	14,790,883	$21,514	0.58%
Non-interest-bearing deposits	6,828,730			6,865,676			6,611,493
Other liabilities	261,119			252,465			236,153
Total liabilities	22,637,099			22,449,670			21,638,529
Common equity	4,035,125			4,011,856			3,960,987
Total liabilities and shareholders' equity	$26,672,224			$26,461,526			$25,599,516
NET INTEREST INCOME		$247,874			$241,839			$224,048
NET INTEREST SPREAD			3.81%			3.77%			3.73%
AVERAGE YIELD ON EARNING ASSETS (1), (2)			4.81%			4.67%			4.31%
INTEREST EXPENSE TO EARNING ASSETS			0.66%			0.58%			0.38%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			4.15%			4.09%			3.93%

(1)	Non-accrual loans and leases are included in the average balance.

(2)
Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate for 2018 and a 35% tax rate for 2017. The amount of such adjustment was an addition to recorded income of approximately $484,000 for the three months ended December 31, 2018 as compared to $471,000 for September 30, 2018 and $1.1 million for December 31, 2017.

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Umpqua Holdings Corporation Average Rates and Balances
(unaudited)
(dollars in thousands)	Twelve months ended
	December 31, 2018			December 31, 2017
	Average Balance	Interest Income or Expense	Average Yields or Rates	Average Balance	Interest Income or Expense	Average Yields or Rates
INTEREST-EARNING ASSETS:
Loans held for sale	$288,288	$14,475	5.02%	$383,802	$14,374	3.75%
Loans and leases (1)	19,562,369	957,639	4.90%	18,169,449	856,944	4.72%
Taxable securities	2,729,950	78,002	2.86%	2,851,136	59,478	2.09%
Non-taxable securities (2)	281,906	10,316	3.66%	286,605	13,244	4.62%
Temporary investments and interest-bearing cash	446,500	8,665	1.94%	421,836	4,380	1.04%
Total interest-earning assets	23,309,013	$1,069,097	4.59%	22,112,828	$948,420	4.29%
Allowance for loan and lease losses	(144,243)			(138,587)
Other assets	3,046,163			3,099,903
Total assets	$26,210,933			$25,074,144
INTEREST-BEARING LIABILITIES:
Interest-bearing demand deposits	$2,333,662	$7,675	0.33%	$2,322,194	$3,725	0.16%
Money market deposits	6,438,175	27,599	0.43%	6,741,983	13,069	0.19%
Savings deposits	1,473,134	1,356	0.09%	1,412,039	699	0.05%
Time deposits	3,575,526	56,055	1.57%	2,672,687	28,089	1.05%
Total interest-bearing deposits	13,820,497	92,685	0.67%	13,148,903	45,582	0.35%
Repurchase agreements and federal funds purchased	287,767	506	0.18%	344,200	475	0.14%
Term debt	785,593	13,604	1.73%	846,542	14,159	1.67%
Junior subordinated debentures	370,518	21,715	5.86%	365,196	18,000	4.93%
Total interest-bearing liabilities	15,264,375	$128,510	0.84%	14,704,841	$78,216	0.53%
Non-interest-bearing deposits	6,699,112			6,202,835
Other liabilities	244,746			236,902
Total liabilities	22,208,233			21,144,578
Common equity	4,002,700			3,929,566
Total liabilities and shareholders' equity	$26,210,933			$25,074,144
NET INTEREST INCOME		$940,587			$870,204
NET INTEREST SPREAD			3.75%			3.76%
AVERAGE YIELD ON EARNING ASSETS (1), (2)			4.59%			4.29%
INTEREST EXPENSE TO EARNING ASSETS			0.55%			0.35%
NET INTEREST INCOME TO EARNING ASSETS OR NET INTEREST MARGIN (1), (2)			4.04%			3.94%

(1)	Non-accrual loans and leases are included in the average balance.

(2)
Tax-exempt income has been adjusted to a tax equivalent basis at a 21% tax rate for 2018 and a 35% tax rate for 2017. The amount of such adjustment was an addition to recorded income of approximately $1.9 million for the twelve months ended December 31, 2018 as compared to $4.5 million for the same period in 2017.

Umpqua Reports Fourth Quarter and Full-Year 2018 Results
January 23, 2019

Umpqua Holdings Corporation Residential Mortgage Banking Activity
(unaudited)

	Quarter Ended					% Change
(Dollars in thousands)	Dec 31, 2018	Sep 30, 2018	Jun 30, 2018	Mar 31, 2018	Dec 31, 2017	Seq. Quarter	Year over Year
Residential mortgage servicing rights:
Residential mortgage loans serviced for others	$15,978,885	$15,810,455	$15,508,182	$15,442,915	$15,336,597	1%	4%
MSR asset, at fair value	169,025	175,038	166,217	164,760	153,151	(3)%	10%
MSR as % of serviced portfolio	1.06%	1.11%	1.07%	1.07%	1.00%
Residential mortgage banking revenue:
Origination and sale	$16,665	$20,983	$28,159	$22,837	$29,864	(21)%	(44)%
Servicing	11,555	10,302	10,407	10,522	10,287	12%	12%
Change in fair value of MSR asset	(13,070)	199	(5,403)	5,079	1,967	nm	(764)%
Total	$15,150	$31,484	$33,163	$38,438	$42,118	(52)%	(64)%

Closed loan volume:
Closed loan volume - portfolio	$312,524	$323,941	$294,581	$237,783	$265,718	(4)%	18%
Closed loan volume - for-sale	589,355	756,924	839,489	687,226	850,453	(22)%	(31)%
Closed loan volume - total	$901,879	$1,080,865	$1,134,070	$925,009	$1,116,171	(17)%	(19)%

Gain on sale margin:
Based on for-sale volume	2.83%	2.77%	3.35%	3.32%	3.51%	0.06	(0.68)

	Year Ended		% Change
	Dec 31, 2018	Dec 31, 2017	Year over Year
Residential mortgage banking revenue:
Origination and sale	$88,644	$119,680	(26)%
Servicing	42,786	39,863	7%
Change in fair value of MSR asset	(13,195)	(23,267)	(43)%
Total	$118,235	$136,276	(13)%

Closed loan volume:
Closed loan volume - portfolio	$1,168,829	$1,159,436	1%
Closed loan volume - for-sale	2,872,994	3,414,431	(16)%
Closed loan volume - total	$4,041,823	$4,573,867	(12)%

Gain on sale margin:
Based on for-sale volume	3.09%	3.51%	(0.42)

nm = not meaningful

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